Exhibit 10.2

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

November 10, 2025

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of the date first written above, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time, including Oxford in its capacity as a Lender, OXFORD FINANCE CREDIT FUND II LP, by its manager Oxford Finance Advisors, LLC, and OXFORD FINANCE CREDIT FUND III LP, by its manager Oxford Finance Advisors, LLC, each with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (each a “Lender” and collectively, the “Lenders”), SOLENO THERAPEUTICS, INC., a Delaware corporation with offices located at 100 Marine Parkway, Suite 400, Redwood City, CA 94065 (“Soleno”), and ESSENTIALIS, INC., a Delaware corporation with offices located at 100 Marine Parkway, Suite 400, Redwood City, CA 94065 (“Essentialis”, together with Soleno, individually and collectively, jointly and severally, “Borrower”).

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of December 17, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B. Borrower has requested that Collateral Agent and Required Lenders modify certain provisions of the Loan Agreement; and

C. Collateral Agent and Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Collateral Agent and Required Lenders hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.2(a) (Availability – Term C Loans and Term D Loans). Section 2.2(a)(iii) and Section 2.2(a)(iv) of the Loan Agreement are hereby amended and restated as follows:

“(iii) Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion upon Borrower’s written request, agree to make term loans to Borrower prior to the Amortization Date in an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000.00), to be disbursed in a single advance and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (and Borrower acknowledges that all times prior to such Funding Date such amount is uncommitted) (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”). After repayment, no Term C Loan may be re-borrowed.

(iv) Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion upon Borrower’s written request, agree to make term loans to Borrower prior to the Amortization Date in an aggregate principal amount of Twenty-Five Million Dollars ($25,000,000.00), to be disbursed in a single advance and, if made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (and Borrower acknowledges that all times prior to such Funding Date such amount is uncommitted) (such term loans are hereinafter referred to singly as a “Term D Loan”, and collectively as the “Term D Loans”). After repayment, no Term D Loan may be re-borrowed.”

2.2 Section 7.7 (Distributions; Investments). Section 7.7 of the Loan Agreement is hereby amended and restated as follows:

“7.7 Distributions; Investments. (a) Pay any dividends (other than (i) dividends payable solely in capital stock or (ii) dividends or distributions by any Subsidiary of a Borrower to a Borrower or by such Subsidiary to another Subsidiary) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock other than (i) repurchases by Soleno pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate per fiscal year, (ii) Soleno may make purchases or redemptions of capital stock in the ordinary course of business in connection with the exercise of stock options or similar equity-based compensation or the satisfaction of withholding tax obligations, in each case by way of cashless or “net” exercise by the holders of such stock options or similar equity-based compensation, (iii) Soleno may pay cash in lieu of fractional shares of not more than One Hundred Thousand Dollars ($100,000.00) in the aggregate per fiscal year, (iv) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (v) Soleno may enter into a customary stockholder rights plan and distribute rights thereunder so long as such plan could not reasonably be expected to adversely affect Lenders or Soleno and a copy of such plan is provided to Lenders at least ten (10) Business Days prior to the adoption of such plan, and (vi) the Permitted Stock Repurchases or (b) directly or indirectly make any Investment other than Permitted Investments.”

2.3 Section 10 (Notices). The notice information for Collateral Agent and Lenders in Section 10 of the Loan Agreement is hereby amended and restated as follows:

“If to Collateral Agent:	OXFORD FINANCE LLC 115 South Union Street, Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

If to Lenders:

OXFORD FINANCE LLC

115 South Union Street, Suite 300

Alexandria, VA 22314

Attention: Legal Department

Fax: (703) 519-5225

Email: LegalDepartment@oxfordfinance.com

OXFORD FINANCE CREDIT FUND II LP

115 South Union Street, Suite 300

Alexandria, VA 22314

Attention: Legal Department

Fax: (703) 519-5225

Email: LegalDepartment@oxfordfinance.com

OXFORD FINANCE CREDIT FUND III LP 115 South Union Street, Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	DLA PIPER LLP (US) 500 8th Street, NW Washington, DC 20004 Attention: Eric Eisenberg Fax: (202) 799-5211 Email: eric.eisenberg@us.dlapiper.com”

2.4 Section 13 (Definitions). The defined terms “Term C Draw Period” and “Term D Draw Period” are hereby deleted from Section 13.

2.5 Section 13 (Definitions). The following terms and such definitions are hereby added to Section 13 of the Loan Agreement in appropriate alphabetical order:

“First Amendment Effective Date” means November 10, 2025.

“Permitted Stock Repurchases” means purchases by Soleno of its issued and outstanding common stock pursuant to that certain Accelerated Share Repurchase Master Confirmation, to be dated on or about November 10, 2025, between Soleno and Jefferies LLC provided that (a) all such repurchases are completed on or prior to June 30, 2026, (b) the consideration paid to stockholders for all such repurchases does not exceed One Hundred Million Dollars ($100,000,000) in the aggregate, (c) Soleno uses cash on hand to finance such repurchases and (d) Soleno pays the aggregate consideration described in clause (b) to Jeffries LLC to facilitate such repurchases within ten (10) days after the First Amendment Effective Date.

2.6 Schedule 1.1 (Lenders and Commitments). Schedule 1.1 to the Loan Agreement is hereby amended and restated with Schedule 1.1 attached as Exhibit A to this Amendment.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Required Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The Operating Documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of Borrower to Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the Operating Documents of Borrower;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

4.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Loan Document. Borrower, Collateral Agent and Lenders agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

6. Release by Borrower.

6.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

6.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. Borrower hereby waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

7. Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

9. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first set forth above.

BORROWER:

SOLENO THERAPEUTICS, INC.

By:	/s/ James Mackaness
Name:	James Mackaness
Title:	Chief Financial Officer

ESSENTIALIS, INC.

By:	/s/ James Mackaness
Name:	James Mackaness
Title:	Chief Financial Officer

{signature pages continue}

[Signature Page to First Amendment to Loan and Security Agreement]

COLLATERAL AGENT:

OXFORD FINANCE LLC, as Collateral Agent

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

LENDERS:

OXFORD FINANCE LLC, as Lender

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE FUNDING IX, LLC, as Lender
By: Oxford Finance LLC, as servicer

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE FUNDING XIII, LLC, as Lender
By: Oxford Finance LLC, as servicer

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE CREDIT FUND III 2024-A, LP, as Lender
By: Oxford Finance Advisors, LLC, as servicer

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE FUNDING TRUST 2023-1, as Lender
By: Oxford Finance LLC, as servicer

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE CREDIT FUND IV LP, as Lender
By: Oxford Finance Advisors, LLC, as manager

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

OXFORD FINANCE CREDIT FUND FUNDING TRUST II, as Lender
By: Oxford Finance Credit Fund II LP, as servicer
By: Oxford Finance Advisors, LLC, as manager

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Its: Senior Vice President

EXHIBIT A

SCHEDULE 1.1

Lenders and Commitments

Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$35,000,000.00	70.00%
OXFORD FINANCE CREDIT FUND II LP	$7,500,000.00	15.00%
OXFORD FINANCE CREDIT FUND III LP	$7,500,000.00	15.00%

TOTAL	$50,000,000.00	100.00%

Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000.00	100.00%

TOTAL	$50,000,000.00	100.00%

Aggregate (all Term Loans A-B)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$85,000,000.00	85.00%
OXFORD FINANCE CREDIT FUND II LP	$7,500,000.00	7.50%
OXFORD FINANCE CREDIT FUND III LP	$7,500,000.00	7.50%

TOTAL	$100,000,000.00	100.00%